SCHEDULE 14C INFORMATION

Information Statement Pursuant To Section 14(c)

of the Securities Exchange Act 1934

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STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC. -------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

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STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC.

STATE STREET REAL ESTATE SECURITIES V.I.S. FUND

1600 Summer Street

Stamford, Connecticut 06905

INFORMATION STATEMENT

March 16, 2018

Dear Contract Owner:

The enclosed Information Statement discusses actions that have been taken with respect to the State Street Real Estate Securities V.I.S. Fund (the “Fund”), a series of State Street Variable Insurance Series Funds, Inc. (the “Company”).

The Board of Directors of the Company has approved a new investment sub-advisory agreement with CSIM Investment Management, LLC (renamed CenterSquare Investment Management LLC on or about January 2, 2018) (“New CenterSquare”) with respect to the Fund. There will be no changes to the Fund’s investment objective and the aggregate advisory fee of the Fund will not increase as a result of this change.

The new sub-advisory agreement with New CenterSquare has been approved because the prior sub-advisory agreement with CenterSquare Investment Management, Inc. (“Old CenterSquare”), the Fund’s former sub-adviser, automatically terminated as a result of a change of control of Old CenterSquare, as is required by the Investment Company Act of 1940, as amended, and the Fund’s investment adviser believes that having New CenterSquare serve as the Fund’s sub-adviser would be beneficial to both the Fund and its shareholders.

We are not asking you for a proxy and you are requested not to send us a proxy. If you have any questions, please call 1-800-242-0134 and we will be glad to assist you. Thank you for your continued support of State Street Variable Insurance Series Funds, Inc.

Very truly yours,

/s/ Jeanne M. LaPorta
Jeanne M. LaPorta
President of State Street Variable Insurance Series Funds, Inc.

STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC.

STATE STREET REAL ESTATE SECURITIES V.I.S. FUND

1600 Summer Street

Stamford, Connecticut 06905

INFORMATION STATEMENT

March 16, 2018

This document is an Information Statement relating to the State Street Real Estate Securities V.I.S. Fund (the “Fund”), a series of State Street Variable Insurance Series Funds, Inc. (the “Company”). This Information Statement is being furnished on behalf of the Company’s Board of Directors by Genworth Life and Annuity Insurance Company and Genworth Life Insurance Company of New York (collectively, the “Insurance Companies”) to owners of variable annuity contracts and variable life insurance contracts (together, the “variable contracts”) issued by the Insurance Companies and having contract values on February 28, 2018 (the “Record Date”), allocated to sub-accounts of certain separate accounts (the “Separate Accounts”) of the Insurance Companies that are invested in shares of the Fund. This Information Statement sometimes refers to variable contract owners as “shareholders” for ease of reference. This Information Statement and the attached materials are being mailed on or about March 16, 2018.

SSGA Funds Management, Inc. (“SSGA FM”) serves as the investment adviser and administrator to the Fund, and is located at 1600 Summer Street, Stamford, CT 06905-7900. CenterSquare Investment Management LLC (“New CenterSquare”) serves as the investment sub-adviser to the Fund. New CenterSquare’s principal office is located at 630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462. The Fund’s principal underwriter is State Street Global Advisors Funds Distributors, LLC, whose principal office is located at One Lincoln Street, Boston, Massachusetts 02111-2900. U.S. Bancorp Fund Services, LLC serves as the Fund’s transfer agent and is located at 615 East Michigan Street, Milwaukee, WI 53202.

This is not a proxy statement and does not relate to a meeting of shareholders of the Fund. We are not asking you for a proxy and the Insurance Companies are not asking you for voting instructions. Please do not send us a proxy.

The expenses incurred in connection with preparing and delivering this Information Statement will be borne by New CenterSquare. Copies of the Fund’s most recent annual report to shareholders are available on the Company’s website at www.ssga.com/geam/prospectus, or will be furnished without charge upon request by writing to the Fund at 1600 Summer Street, Stamford, CT 06905, or by calling 1-800-352-9910 (for Genworth Life and Annuity Insurance Company and Genworth Life Insurance Company of New York).

As of the Record Date: (i) there were issued and outstanding 5,089,665.558 shares of the Fund’s Class 1 shares; (ii) Exhibit A lists the variable contract owners who, to the knowledge of the Company, beneficially owned a 5% or greater voting interest in the Fund’s Class 1 shares; and (iii) officers and Directors of the Company, in the aggregate, beneficially owned (i.e., as owners of variable contracts) less than 1% of the Fund’s Class 1 shares.

Important Notice Regarding the Availability of the Information Statement:

This Information Statement and the Fund’s most recent annual report and semi-annual report to shareholders are available at www.ssga.com/geam/prospectus.

By Order of the Board of Directors

/s/ Jesse D. Hallee
Jesse D. Hallee
Secretary

Stamford, Connecticut
March 16, 2018

I.	Introduction

At a meeting held on December 14, 2017 (the “Board Meeting”), the Board of Directors of the Company (the “Board”), including the Directors of the Company who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund (“Independent Board Members”), considered and unanimously approved a new sub-advisory agreement by and among SSGA FM, the Company on behalf of the Fund, and CSIM Investment Management LLC (renamed CenterSquare Investment Management LLC on or about January 2, 2018) (the “New Sub-Advisory Agreement”). CenterSquare Investment Management, Inc. (“Old CenterSquare”) was the Fund’s former investment sub-adviser. Old CenterSquare served as the Fund’s investment sub-adviser since April 1, 2006. In September 2017, The Bank of New York Mellon Corporation, the ultimate parent company of Old CenterSquare, entered into a definitive agreement to sell the assets of Old CenterSquare to New CenterSquare, a newly-formed entity owned by members of the existing management team of Old CenterSquare, private funds sponsored by Lovell Minnick Partners LLC, a private equity firm, and certain co-investors (the “Transaction”). The Transaction was completed on January 5, 2018. Under the 1940 Act, the change in ownership of Old CenterSquare is deemed a change in control. As required by Section 15 of the 1940 Act, the prior sub-advisory agreement with Old CenterSquare (the “Prior Sub-Advisory Agreement”) provided for its automatic termination in the event of an “assignment” (as defined in the 1940 Act), which includes a change in control. Accordingly, the Transaction constituted an assignment of the Prior Sub-Advisory Agreement, which caused the Prior Sub-Advisory Agreement to terminate in accordance with its terms.

SSGA FM recommended that the Board approve the New Sub-Advisory Agreement because SSGA FM believes that having New CenterSquare serve as the Fund’s sub-adviser would be beneficial to both the Fund and its shareholders. The New Sub-Advisory Agreement became effective December 20, 2017. As a result of the Transaction and approval of the New Sub-Advisory Agreement, there were no changes in the nature, extent or quality of the sub-advisory services provided by the entity that is the Fund’s sub-adviser (such entity, i.e., Old CenterSquare before the Transaction and New CenterSquare after the Transaction, is referred to for convenience as the “Sub-Adviser” or “CenterSquare”), or in the portfolio management of the Fund. Additionally, there was no increase in the sub-advisory fees paid to the Sub-Adviser by SSGA FM, nor was there any increase in the total advisory fees paid by the Fund as a result of the Transaction and approval of the New Sub-Advisory Agreement.

The total advisory and administration fees paid to SSGA FM by the Fund and the total sub-advisory fees paid by SSGA FM to Old CenterSquare, each for the fiscal year ended December 31, 2017, are shown in Exhibit B.

Pursuant to an exemptive order issued to SSGA FM by the U.S. Securities and Exchange Commission (the “SEC”), shareholder approval of the New Sub-Advisory Agreement was not obtained. The exemptive order permits SSGA FM, subject to the approval of and oversight by the Board, to enter into sub-advisory agreements with sub-advisers with which it is not affiliated and to make certain changes to existing sub-advisory agreements without shareholder approval. Even though shareholder approval is not being sought with respect to the approval of the New Sub-Advisory Agreement, the exemptive order requires that the Company provide shareholders with this Information Statement containing information about New CenterSquare, the circumstances surrounding the Board’s approval of the New Sub-Advisory Agreement, and the material terms of the New Sub-Advisory Agreement.

II.	CenterSquare Investment Management LLC

A.	Information Regarding New CenterSquare

New CenterSquare is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and was originally formed in September 2017 to focus exclusively on opportunities in the real estate securities market, including publicly traded real estate investment trusts (“REITs”). On January 5, 2018, New CenterSquare acquired the assets of Old CenterSquare. As of December 31, 2017, the Sub-Adviser had approximately $9.6 billion in assets under management. Prior to the Transaction, Old CenterSquare served as the sub-adviser to the Fund since April 1, 2006.

The Fund is co-managed by Dean Frankel, CFA and Eric Rothman, CFA. Mr. Frankel is responsible for management of New CenterSquare’s proprietary research process. In addition, Mr. Frankel analyzes and interprets implications of major events and economic trends while co-managing the daily operations of the real estate securities portfolios. Mr. Frankel joined Old CenterSquare in 1997. Mr. Rothman is a Portfolio Manager for New CenterSquare’s real estate securities group. He joined Old CenterSquare in 2006, and is responsible for market research, sector allocations, research, and financial modeling across the U.S. real estate securities universe. He brings 22 years of REIT and real estate investment experience to his position. Prior to joining Old CenterSquare, Mr. Rothman spent more than six years as a sell-side REIT analyst at Wachovia Securities and three years as an analyst at AEW Capital Management, LP. Mr. Frankel and Mr. Rothman joined New CenterSquare through its acquisition of Old CenterSquare in January 2018.

Additional information about New CenterSquare, including its principal executive officers and directors, and other investment companies that have an investment objective similar to that of the Fund for which New CenterSquare provides investment sub-advisory services, is provided in Exhibit C.

B.	Material Terms of the New Sub-Advisory Agreement

The following discussion is a description of the material terms of the New Sub-Advisory Agreement. This description is qualified in its entirety by reference to the form of the New Sub-Advisory Agreement, which is attached as Exhibit D to this Information Statement.

The terms and conditions of the New Sub-Advisory Agreement are substantially identical to the terms and conditions of the Prior Sub-Advisory Agreement, including the rate of compensation to be paid to the Sub-Adviser by SSGA FM, except for the date of the New Sub-Advisory Agreement. As with the Prior Sub-Advisory Agreement, under the New Sub-

Advisory Agreement, the Sub-Adviser will provide, subject to the oversight and supervision of SSGA FM and the Board, a continuous investment program for the Fund, including investment research and management. The Sub-Adviser will bear all expenses incurred by it in connection with its investment sub-advisory services under the New Sub-Advisory Agreement, as under the Prior Sub-Advisory Agreement. As with the Prior Sub-Advisory Agreement, the New Sub-Advisory Agreement may only continue in effect for a period of more than two years from the date of its execution, if such continuance is specifically approved at least annually by the Board or by a vote of a majority of the Fund’s outstanding voting securities. As with the Prior Sub-Advisory Agreement, the New Sub-Advisory Agreement is not assignable and may be terminated without penalty by either the Sub-Adviser or SSGA FM upon 60 days’ written notice to the other or by the Board, or by the vote of a majority of the outstanding voting securities of the Fund, on 60 days’ written notice to the Sub-Adviser. The New Sub-Advisory Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination of the investment advisory and administration agreement between SSGA FM and the Company, on behalf of the Fund. As with the Prior Sub-Advisory Agreement, the New Sub-Advisory Agreement provides that the Sub-Adviser may render similar sub-advisory services to other clients so long as the services that it provides under the New Sub-Advisory Agreement are not impaired thereby. As with the Prior Sub-Advisory Agreement, the New Sub-Advisory Agreement also provides that the Sub-Adviser shall not be liable for any loss suffered by the Fund, the Company or its shareholders, or by SSGA FM except (i) for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations and duties under the New Sub-Advisory Agreement, (ii) to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, and (iii) for any loss suffered as a result of any negligent act or omission by the Sub-Adviser relating to or arising out of any breach by the Sub-Adviser of its responsibilities with respect to the valuation of the Fund’s portfolio securities.

As with the Prior Sub-Advisory Agreement, under the New Sub-Advisory Agreement, the Company agrees to indemnify and hold the Sub-Adviser, its officers and directors, and any person who controls the Sub-Adviser harmless from any and all direct and indirect liabilities, losses or damages (including reasonable attorneys’ fees) arising out of any claim, demand, action, suit or proceeding arising out of any misrepresentation of a material fact or the omission of a fact necessary to make information not misleading in the Company’s registration statement, any proxy statement, or any annual or semi-annual report to investors in the Fund (other than a misstatement or omission relating to disclosure about the Sub-Adviser approved by the Sub-Adviser or provided to SSGA FM or the Company by the Sub-Adviser or relating to an incorrect valuation of a Fund portfolio security that resulted from any breach by the Sub-Adviser of the New Sub-Advisory Agreement).

As with the Prior Sub-Advisory Agreement, under the New Sub-Advisory Agreement, the Sub-Adviser will be responsible for providing a continuous investment program for the Fund, including investment research and management, subject to the oversight and supervision of SSGA FM and the Board. The Sub-Adviser will determine from time to time what investments will be purchased, retained, or sold by the Fund and will be responsible for placing purchase and sell orders for the Fund. The Sub-Adviser will also consult with SSGA FM regarding matters pertaining to the Fund, including market strategy and portfolio characteristics. As with the Prior Sub-Advisory Agreement, among its duties under the New Sub-Advisory Agreement, the Sub-Adviser will (i) provide SSGA FM and the Board with reports and other information about the Fund, (ii) assist SSGA FM and the Board in determining the fair value of any illiquid investments held by the Fund, (iii) assist the Fund’s accounting services agent or SSGA FM to obtain independent sources of market values for other portfolio investments, and (iv) cooperate fully with SSGA FM and the Company’s Chief Compliance Officer with respect to all compliance-related matters regarding the Fund.

Neither the sub-advisory fees paid to the Sub-Adviser by SSGA FM nor the advisory fee paid by the Fund to SSGA FM changed as a result of the Transaction and approval of the New Sub-Advisory Agreement. As described above, SSGA FM, and not the Fund, is responsible for payment of the sub-advisory fees to New CenterSquare under the New Sub-Advisory Agreement. The fees payable to New CenterSquare pursuant to the New Sub-Advisory Agreement are paid out of the advisory fees paid to SSGA FM by the Fund and are not additional expenses to the Fund. For the fiscal year ended December 31, 2017, the aggregate sub-advisory fees paid by SSGA FM to Old CenterSquare are shown in Exhibit B.

The Prior Sub-Advisory Agreement was dated as of July 1, 2016, and was last approved by shareholders of the Fund on June 22, 2016.

C.	Approval of the New Sub-Advisory Agreement with New CenterSquare by the Board and the Independent Board Members

At the Board Meeting, members of the Board, including a majority of the Independent Board Members who were present at the Board Meeting, considered and unanimously approved the New Sub-Advisory Agreement.

New CenterSquare is a newly-formed entity owned by members of the existing management team of Old CenterSquare, the Fund’s prior sub-adviser, private funds sponsored by Lovell Minnick Partners LLC, a private equity firm, and certain co-investors.

At the Board Meeting, the Board considered that the Transaction would result in a change of control of Old CenterSquare, and, consequently, the assignment and automatic termination of the Prior Sub-Advisory Agreement pursuant to the terms of said agreement and provisions of the 1940 Act.

In advance of the Board Meeting, the Board received materials from SSGA FM and Old CenterSquare, and had the opportunity to ask questions and request additional information in connection with its consideration. The materials detailed, among other things, information about Old CenterSquare and its professional staff and Old CenterSquare’s experience, expertise, and historical performance in managing similar funds and in servicing institutional clients. At the Board Meeting, the Board discussed the Transaction with representatives of SSGA FM and Old CenterSquare, as well as the terms of the New Sub-Advisory Agreement and the implications, if any, that the closing of the Transaction would have for Old

CenterSquare’s performance as the investment sub-adviser to the Fund. At the Board Meeting, representatives of SSGA FM and Old CenterSquare confirmed that there would be no change in the Sub-Adviser’s investment process or personnel who have been principally responsible for the portfolio management of the Fund as a result of the Transaction. In addition, representatives of SSGA FM confirmed that the terms of the New Sub-Advisory Agreement were substantially the same in all material respects as those of the Prior Sub-Advisory Agreement.

In order for the Sub-Adviser to provide uninterrupted investment sub-advisory services to the Fund after consummation of the Transaction, the Board, including a majority of the Independent Board Members, approved New CenterSquare as the sub-adviser for the Fund and the New Sub-Advisory Agreement with New CenterSquare, effective upon consummation of the Transaction. In approving the New Sub-Advisory Agreement with New CenterSquare, the Directors considered those factors they deemed relevant, including the nature, quality and extent of services expected to be provided by New CenterSquare. In its deliberations, the Board did not identify any single factor that was dispositive, and each Director may have attributed different weights to the various factors. The Directors evaluated this information and all other information made available to them by SSGA FM and Old CenterSquare, as well as the presentations and discussions that occurred at the Board Meeting.

The material factors and conclusions that formed the basis for the Board’s determinations to approve the New Sub-Advisory Agreement with New CenterSquare are discussed below:

The Nature, Extent and Quality of Services Expected to be Provided.

The Directors reviewed the services expected to be provided to the Fund by New CenterSquare under the New Sub-Advisory Agreement. The Board noted that, as a result of the Transaction, there was not expected to be any material changes in the nature, extent or quality of the sub-advisory services currently provided by the Sub-Adviser, or in the portfolio management of the Fund. The Board focused on its experiences with Old CenterSquare in connection with its prior and current service as sub-adviser to the Fund. The Board considered Old CenterSquare’s attributes relating to its investment philosophy oriented toward long-term performance, its process for selecting investments, its experienced professionals, access to significant technological resources and a favorable history and reputation. The Board also considered the review process undertaken by SSGA FM and SSGA FM’s favorable assessment of the nature and quality of the investment sub-advisory services provided by Old CenterSquare to the Fund, and expected to be provided by New CenterSquare after consummation of the Transaction.

In light of the foregoing, the Board, including the Independent Board Members, concluded that the breadth and quality of services to be provided by New CenterSquare was expected to be satisfactory, particularly given that there would be no change in the investment process or personnel who have been principally responsible for the portfolio management of the Fund as a result of the Transaction.

Investment Performance of CenterSquare.

The Board members considered the investment performance of the Fund for various periods. The Board members reviewed detailed information provided by Old CenterSquare comparing their performance to that of relevant securities indices and peer groupings over these periods at the Board Meeting. On this basis, the Board, including the Independent Board Members, concluded that Old CenterSquare’s historical performance record in managing the Fund’s investment portfolio, when viewed together with the other factors considered by the Board, supported a decision to approve the New Sub-Advisory Agreement.

Cost of the Services to be Provided to the Fund.

The Board considered the proposed fees payable under the New Sub-Advisory Agreement, noting that the fees would be paid by SSGA FM, and not the Fund. The Board considered that the proposed fee rates to be paid to New CenterSquare by SSGA FM under the New Sub-Advisory Agreement were the same as the fees paid to Old CenterSquare under the Prior Sub-Advisory Agreement and have been negotiated at arm’s-length. The Board concluded that the fees payable to New CenterSquare by SSGA FM under the New Sub-Advisory Agreement, considered in relation to the services expected to be provided, supported the Board’s approval of the New Sub-Advisory Agreement.

In addition, the Board recognized that, because the fee rates payable to New CenterSquare were the same as the fee rates paid to Old CenterSquare under the Prior Sub-Advisory Agreement and would be paid by SSGA FM, the Transaction would have no impact on the profitability of the Fund to SSGA FM, and an analysis of profitability was more appropriate in the context of the Board’s consideration of the investment advisory and administration agreement with SSGA FM. Accordingly, considerations of profitability with respect to approval of the New Sub-Advisory Agreement with New CenterSquare were not relevant to the Board’s determination to approve the New Sub-Advisory Agreement.

The Extent to Which Economies of Scale Would be Realized as the Fund Grows and Whether Fee Levels Would Reflect Such Economies of Scale.

The Board members considered the extent to which economies of scale would be realized as the Fund grows, and whether fee levels reflect these economies of scale for the benefit of Fund investors. The Board recognized that this consideration is less relevant with respect to the proposed sub-advisory fees, because SSGA FM will pay New CenterSquare out of its advisory fees received from the Fund, and noted that the Board considered economies of scale for the Fund in connection with the investment advisory and administration agreement with SSGA FM.

Comparison of Services to be Rendered and Fees to be Paid.

The Board reviewed and discussed the services expected to be provided to the Fund by New CenterSquare, and the proposed fee rates to be charged to SSGA FM for those services.

The Board members reviewed comparative mutual fund and/or other account fee information provided by Old CenterSquare.

The Board, including the Independent Board Members, concluded that, based on this information, the proposed sub-advisory fees, considered in relation to the services expected to be provided, supported the Board’s approval of the New Sub-Advisory Agreement.

Fall-Out Benefits.

The Board considered that there may be financial benefits that New CenterSquare may derive from its relationship with SSGA FM and the Fund, including soft dollar commission benefits generated through the Fund’s portfolio transactions. The Board noted, however, that the Fund should benefit from the resources expected to be made available through New CenterSquare, and that the Fund represents only a small portion of the assets managed by New CenterSquare.

The Board did not view this consideration as having a material effect on its overall view of the reasonableness of the proposed fees under the New Sub-Advisory Agreement.

Conclusion.

No single factor was determinative to the Board’s decision. Based on the Directors’ discussion and such other matters as were deemed relevant, the Board, including the Independent Board Members, determined to approve the New Sub-Advisory Agreement.

III.	Other Information

Information Regarding the Company

The Company is a Virginia corporation organized on May 14, 1984, and is registered with the SEC as an open-end management investment company under the 1940 Act. One series of shares of capital stock representing an interest in the Fund is registered with the SEC under the Securities Act of 1933, as amended: Class 1. The principal executive offices of the Company are located at 1600 Summer Street, Stamford, CT 06905.

The Separate Accounts are the only shareholders of record of Class 1 shares of the Fund. Each Separate Account is a segregated asset account established by an Insurance Company. Certain Separate Accounts are registered with the SEC under the 1940 Act as unit investment trusts, whereas other Separate Accounts are excluded from the definition of “investment company” for purposes of the 1940 Act, and therefore are not registered with the SEC under the 1940 Act. Purchase payments made by a variable contract owner and contract value under a variable contract may be allocated to one or more of the sub-accounts of each Separate Account that invest in shares of the Fund.

Shareholder Proposals

As a general matter, the Fund does not hold annual or regular meetings of the shareholders. Ordinarily, there will be no shareholder meeting unless required by the 1940 Act or otherwise. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting of the shareholders should send their written proposals to the Secretary of the Fund, 1600 Summer Street, Stamford, CT 06905. They must be received by the Fund within a reasonable period of time before the Fund begins to print and send proxy materials.

Affiliated Brokerage

For the fiscal year ended December 31, 2017, the Fund did not pay brokerage commissions to any affiliated broker-dealer.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE

EXHIBIT A

5% OR MORE BENEFICIAL OWNERSHIP OF FUND SHARES

To the Company’s knowledge, the following persons are the only persons known to be the beneficial owners of five percent or more of the Fund’s Class 1 shares as of the Record Date.

Name and Address	Amount of Beneficial Ownership	Share Class	Percentage of Share Class

Genworth Life and Annuity Insurance Company Separate Account ATTN: Variable Accounting 6610 W Broad Street Bldg. 3, 5th Floor Richmond, VA 23230	4,736,911.457	Class 1	93.07%

Genworth Life Insurance Company of New York 6610 W Broad Street Bldg. 3, 5th Floor Richmond, VA 23230	352,754.101	Class 1	6.93%

A-1

EXHIBIT B

INFORMATION ON AGGREGATE FEES PAID TO SSGA FM AND OLD CENTERSQUARE

During the fiscal year ended December 31, 2017, SSGA FM received total advisory and administration fees from the State Street Real Estate Securities V.I.S. Fund in the amount set forth below:

Total Fees for Fiscal Year Ended 12/31/17	Fees Waived and Expenses Reimbursed for Fiscal Year Ended 12/31/17
$570,958	$0

During the fiscal year ended December 31, 2017, SSGA FM paid aggregate sub-advisory fees to Old CenterSquare in the amount set forth below:

Total Fees for Fiscal Year Ended 12/31/17	Fees Waived and Expenses Reimbursed for Fiscal Year Ended 12/31/17	Sub-Advisory Fee Rate
$334,602	$0	0.50%

B-1

EXHIBIT C

Additional Information Regarding New CenterSquare

New CenterSquare has its principal office located at 630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462. Schedules of the direct and indirect ownership of New CenterSquare can be found on Part 1A of New CenterSquare’s Form ADV available at www.sec.gov.

Set forth below are the names and titles of the senior officers and directors of New CenterSquare. The address of each individual is the same as the principal office of New CenterSquare.

Directors:

Name	Title/Position
E. Todd Briddell	Chief Executive Officer and Chief Investment Officer
Scott T. Crowe	Chief Investment Strategist
Jason S. Barg	Principal, Lovell Minnick Partners
James E. Minnick	Co-Chairman, Lovell Minnick Partners
Independent Director [To be Appointed]

Officers:

Name	Title/Position
E. Todd Briddell	Chief Executive Officer and Chief Investment Officer
R. Joseph Law	Chief Financial Officer and Chief Compliance Officer
Mark B. Greco	Managing Director, Private Real Estate
David L. Rabin	Managing Director, Private Real Estate
Frank J. Ferro	General Counsel
Scott F. Maguire	Managing Director/Global Head of Client Service and Marketing
Scott T. Crowe	Chief Investment Strategist
Dean E. Frankel	Global Head, Real Estate Securities
Debbie A. Flickinger	Chief Operating Officer

C-1

New CenterSquare acts as investment sub-adviser to the following registered investment companies that have a similar investment objective to the Fund:

Fund Name	Assets Under Management by New CenterSquare as of 12/31/17	Sub-Advisory Fee Rate

Griffin Institutional Access Real Estate Fund	$381 million	0.39%
Columbia CTIVP - CenterSquare Real Estate Fund	$454 million	0.34%
SIMT Real Estate Fund	$81 million	0.46%

New CenterSquare does not have any formal soft dollar arrangements at this time. Although New CenterSquare may receive research from brokers with whom it trades, New CenterSquare does not have any commitment to utilize the research or research-related products from any broker-dealer or third party on a soft dollar commission basis. New CenterSquare does not execute portfolio transactions through affiliated brokers.

None of the Directors or officers of the Fund is an officer, employer, director, general partner or shareholder of New CenterSquare, or otherwise has any material direct or indirect interest in New CenterSquare or any person controlling, controlled by or under common control with New CenterSquare. In addition, since January 1, 2017, the beginning of the Fund’s most recently completed fiscal year, no Director of the Fund has held, directly or indirectly, a material interest in any material transactions or material proposed transactions to which New CenterSquare, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities was or is to be a party.

C-2

EXHIBIT D

FORM OF SUB-ADVISORY AGREEMENT FOR THE FUND BETWEEN SSGA FM AND NEW CENTERSQUARE

EXECUTION COPY

INVESTMENT SUB-ADVISORY AGREEMENT

STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC.

ON BEHALF OF

STATE STREET REAL ESTATE SECURITIES V.I.S.FUND

This Sub-Advisory Agreement (this “Agreement”) is made as of December 20, 2017, by and among SSGA FUNDS MANAGEMENT, INC. (“SSGA FM”), a Massachusetts corporation, STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC. (the “Company”), a Virginia corporation, on behalf of the STATE STREET REAL ESTATE SECURITIES V.I.S.FUND (the “Fund”), a series of the Company, solely with respect to Section 10 of this Agreement, and CSIM INVESTMENT MANAGEMENT, LLC (to be renamed CENTERSQUARE INVESTMENT MANAGEMENT, LLC on or about January 2, 2018) (the “Sub-Adviser”), a Delaware Limited Liability Company.

RECITALS

WHEREAS, SSGA FM has entered into an Investment Advisory and Administration Agreement dated July 1, 2016 (the “Advisory Agreement”) with the Company, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), with respect to the Fund;

WHEREAS, pursuant to the Advisory Agreement, SSGA FM may delegate portfolio management responsibilities to other investment sub-advisers, subject to the requirements of the 1940 Act; and

WHEREAS, SSGA FM wishes to retain the Sub-Adviser to furnish certain investment advisory services to SSGA FM and the Fund, and the Sub-Adviser is willing to furnish those services.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

1.     Appointment.    SSGA FM hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Fund’s assets for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided. Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent SSGA FM, the Company or the Fund or otherwise be deemed an agent of SSGA FM, the Company or the Fund.

2.	Duties as Sub-Adviser.

(a) Subject to the oversight and supervision of SSGA FM and the Company’s Board of Directors (the “Board”), the Sub-Adviser will provide a continuous investment program for the Fund’s assets, including investment research and management. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Fund. The Sub-Adviser will be responsible for placing purchase and sell orders for Fund investments. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Fund. The Sub-Adviser will consult with SSGA FM from time to time regarding matters pertaining to the Fund, including market strategy and portfolio characteristics. The Sub-Adviser will provide services under this Agreement in accordance with the Fund’s investment objective, policies and restrictions as stated in the Company’s current registration statement on Form N-1A and any amendments or supplements thereto (the “Registration Statement”) and the Company’s articles of incorporation and by-laws (the “Constituent Documents”). In connection therewith and in connection with the further duties set forth in paragraphs 2(b) - (h) below, the Sub-Adviser shall provide SSGA FM and the Board with such periodic reports and documentation as SSGA FM or the Board shall reasonably request regarding the Sub-Adviser’s management of the Fund’s assets and compliance with the Registration Statement, applicable law and regulations, and all requirements hereunder. The Sub-Adviser acknowledges that copies of the current Registration Statement, and the Constituent Documents, each as currently in effect, have been delivered to the Sub-Adviser.

(b) The Sub-Adviser shall carry out its responsibilities under this Agreement in compliance with: (1) the Fund’s investment objective, policies and restrictions as set forth in the Registration Statement, (2) the Constituent Documents, (3) such policies, procedures or directives as the Board may from time to time establish or issue, and (4) applicable law and regulations. SSGA FM shall promptly notify the Sub-Adviser of changes to (1), (2), and (3) above.

In particular, the Sub-Adviser shall be responsible to ensure that the Fund: (1) continuously qualifies as a regulated investment company under sub-chapter M of the Internal Revenue Code of 1986, as amended (the “Code”), (2) complies with the diversification requirements of Section 817(h) of the Code and regulations thereunder as these apply to separate accounts through which variable life insurance contracts and variable annuity contracts are issued, and (3) is notified promptly, but in any event on the same day and prior to the earlier of (1) the release of the Fund’s net asset value or (ii) 6:00pm Eastern Time, of any and all instances in which the Sub-Adviser knows or should have reason to know that the available price or value of a portfolio instrument does not represent the fair value of the instrument, or that there is no price or value available from any source with respect to a particular instrument and that such instrument should accordingly be subject to a fair valuation determination in accordance with procedures adopted by the Board, as amended from time to time.

(c) The Sub-Adviser shall take all actions that it considers necessary to implement the investment objective and principal strategies of the Fund, and in particular, to place all orders for the purchase or sale of securities or other investments for the Fund with brokers or dealers selected by it. To that end, the Sub-Adviser is authorized as the agent of the Company to give instructions to the Company’s custodian as to deliveries of securities or other investments and payments of cash for the account of the Fund. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to investments of the Fund, the Sub-Adviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Registration Statement.

In addition to seeking the best price and execution, to the extent covered by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and applicable guidance of the Securities and Exchange Commission (the “SEC”), the Sub-Adviser is also authorized to take into consideration other relevant factors which may include, without limitation: (1) the execution capabilities of such brokers and dealers, (2) research, custody and other services provided by brokers and dealers which the Sub-Adviser believes will enhance its general portfolio management capabilities, (3) the size of the transaction, (4) the difficulty of execution, (5) the operational facilities of such brokers and dealers, (6) the risk to such a broker or dealer of positioning a block of securities, and (7) the overall quality of brokerage and research services provided by such brokers and dealers. The Sub-Adviser is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if it determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s overall responsibilities with respect to the Fund. The policies with respect to brokerage allocation, determined from time to time by the Board are those disclosed in the Registration Statement. The Sub-Adviser will periodically evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by the Sub-Adviser in connection with the performance of its obligations under this Agreement or in connection with other advisory or investment operations including using such information in managing its own accounts. The Sub-Adviser is also authorized to use soft-dollar services as requested by the Board from time to time. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable by the Sub-Adviser to each account.

(d) Subject to: (1) the requirement that the Sub-Adviser seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Registration Statement, (2) the applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), (3) the provisions of the 1934 Act, and (4) other applicable provisions of law, the Sub-Adviser or an affiliated person of the Sub-Adviser or of SSGA FM may act as broker for the Fund in connection with the purchase or sale of securities or other investments for the Fund. Such brokerage services are not within the scope of the duties of the Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Sub-Adviser or its affiliated persons may receive brokerage commissions, fees or other remuneration from the Fund or the Company for such services in addition to the Sub-Adviser’s fees for services under this Agreement.

(e) The Sub-Adviser agrees to maintain, in the form and for the periods required by Rule 31a-2 under the 1940 Act, all records relating to the Fund’s investments that are required to be maintained by the Company pursuant to the requirements of paragraphs (b)(2)(ii), (b)(2)(iii), (b)(5), (b) (6), (b)(7), (b)(9), (b)(10) and (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all books and records which it maintains for the Fund or the Company are the property of the Company and further agrees to surrender the same to SSGA FM or the Company upon SSGA FM’s or the Company’s request (provided, however, that Sub-Adviser may retain copies of such records). The Sub-Adviser agrees to furnish the Board and SSGA FM with such periodic and special reports regarding the Fund’s investments and records relating to the same as the Board or SSGA FM reasonably may request.

(f) At such times as shall reasonably be requested by the Board or SSGA FM, the Sub-Adviser will provide the Board and SSGA FM with economic and investment analyses and reports as well as quarterly reports setting forth the Fund’s performance and make available to the Board and SSGA FM any economic, statistical and investment services normally available to institutional or other customers of the Sub-Adviser invested in a similar strategy. The Sub-Adviser will complete on a quarterly basis the checklist provided to it by SSGA FM regarding the Fund’s investments and transactions. The Sub-Adviser will make available its officers and employees to meet with the Board on reasonable notice to review the Fund’s investments.

(g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting the Board in determining the fair valuation of any illiquid portfolio securities and will assist the Company’s accounting services agent or SSGA FM to obtain independent sources of market value for all other portfolio securities.

(h) Sub-Adviser shall not consult with other sub-advisers of the Fund, or with sub-advisers of other funds of the Company, concerning transactions in portfolio securities or other portfolio investments of the Fund.

3.     Further Duties.    In all matters relating to the performance of this Agreement, the Sub-Adviser will act in conformity with the Constituent Documents and Registration Statement and with the written instructions and directions of the Board and SSGA FM and will comply with the applicable requirements of the 1940 Act, the Advisers Act, the rules under each, Subchapter M and Section 817(h) of the Code and regulations issued thereunder. In addition, the Sub-Adviser will act in conformity with all other applicable federal and state laws and regulations. SSGA FM agrees to provide to the Sub-Adviser copies of the Constituent Documents, Registration Statement and any amendments or supplements to any of these materials as soon as reasonably practicable after such materials become available.

4.      Expenses.    During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its investment sub-advisory services under this Agreement.

5.	Compensation.

For the services rendered, the facilities furnished and the expenses assumed by the Sub-Adviser, SSGA FM shall pay the Sub-Adviser, no later than the ninetieth (90th) business day following the end of each calendar quarter, a fee based on the average daily net assets of the Fund for such quarter at the following annual rates (the “Fee Rate Schedule”):

[FEE REDACTED]

The Sub-Adviser’s fee shall be paid by SSGA FM. The Sub-Adviser’s fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. For the purpose of accruing compensation, the net assets of the Fund shall be determined in the manner and on the dates set forth in the current prospectus of the Company, and, on dates on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the next day on which the net assets shall have been determined. In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within sixty (60) business days of the date of termination. During any period when the determination of net asset value is suspended, the net asset value of the Fund as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

6.	Compliance Matters.

(a) The Sub-Adviser understands and agrees that it is a “service provider” to the Company as contemplated by Rule 38a-1 under the 1940 Act. As such, the Sub-Adviser agrees to cooperate fully with SSGA FM and the Company and its directors and officers, including the Company’s Chief Compliance Officer (“CCO”), with respect to all compliance-related matters, including the Company’s efforts to assure that each of its service providers adopts and maintains written policies and procedures that are reasonably designed to prevent violation of the “federal securities laws” (as that term is defined by Rule 38a-1) by the Company, SSGA FM and Sub-Adviser. In this regard, the Sub-Adviser shall:

(1)	submit to the Board for its consideration and approval, the Sub-Adviser’s applicable compliance policies and procedures;

(2)	submit to the Board for its consideration and approval, annually (and at such other times as the Company may request), a written report (“Report”) fully describing the results of the Sub-Adviser’s review of the adequacy of its compliance policies and procedures, including its assessment of the effectiveness of such policies and procedures and a description of any material amendments to such policies and procedures since the more recent of: (A) the Board’s approval of such policies and procedures or (B) the most recent Report;

(3)	provide periodic reports discussing the Sub-Adviser’s compliance program and special reports in the event of material compliance matters;

(4)	permit SSGA FM and the Company and its directors and officers to become familiar with the Sub-Adviser’s operations and understand those aspects of the Sub-Adviser’s operations that may expose SSGA FM and the Company to compliance risks or lead to a violation by the Company, SSGA FM or the Sub-Adviser of the federal securities laws;

(5)	provide SSGA FM, the Company and its directors and CCO with such certifications regarding compliance as may be reasonably requested; and

(6)	make the Sub-Adviser’s personnel and compliance policies and procedures reasonably available to such personnel as SSGA FM and the Company and its directors and officers may designate to evaluate the effectiveness of the Sub-Adviser’s compliance controls, policies and procedures.

(b) The Sub-Adviser agrees to maintain and implement a compliance program that complies with the requirements of Rule 206(4)-7 under the Advisers Act.

7.     Limitation of Liability.    The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, the Company or its shareholders or by SSGA FM in connection with the matters to which this Agreement relates, except (a) a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement, and (b) to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Notwithstanding the foregoing, the Sub-Adviser shall be liable for any loss suffered by the Fund, the Company or its shareholders or by SSGA FM as a result of any negligent act or omission by Sub-Adviser relating to or arising out of any breach by the Sub-Adviser of the second paragraph of Section 2(b) of this Agreement.

8.     Representations and Warranties of Sub-Adviser.    The Sub-Adviser represents, warrants and agrees as follows:

(a) The Sub-Adviser: (1) is registered as an adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (2) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (3) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (4) has the authority to enter into and perform the services contemplated by this Agreement and the execution, delivery and performance by the Sub-Adviser of this Agreement does not contravene or constitute a default under any agreement binding upon the Sub-Adviser; (5) will promptly notify SSGA FM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (6) is duly organized and validly existing under the laws of the Commonwealth of Pennsylvania with the power to own and possess its assets and carry on its business as it is now being conducted.

(b) The Sub-Adviser has adopted a written code of ethics pursuant to Rule 204A-1 under the Advisers Act that also complies with Rule 17j-1 under the 1940 Act, and will provide SSGA FM and the Board with a copy of that code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president, any vice president or chief compliance officer of the Sub-Adviser shall certify to SSGA FM that the Sub-Adviser has complied with the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act during the previous year and that there has been no violation of the Sub-Adviser’s code of ethics or, if such a violation has occurred, the details of such violation and of the appropriate action that was taken in response to such violation. Upon the written request from SSGA FM, the Sub-Adviser shall permit SSGA FM, its employees or its agents to examine the reports made to the Sub-Adviser pursuant to Rule 204A-1(b) under the Advisers Act and Rule 17j-1(c)(2) under the 1940 Act and all other records relevant to the Sub-Adviser’s code of ethics. SSGA FM shall be solely responsible for ensuring the confidentiality of such reports and shall be solely liable for any unauthorized abuse or misuse of information in such reports by its employees or agents.

9.     Representations and Warranties of SSGA FM.    SSGA FM represents, warrants and agrees that SSGA FM (a) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (b) is not prohibited by the 1940 Act or the Advisers Act from performing the obligations contemplated by the Advisory Agreement; (c) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the obligations contemplated by the Advisory Agreement; (d) has the authority to enter into and perform the obligations contemplated by the Advisory Agreement and the execution, delivery and performance by SSGA FM of the Advisory Agreement does not contravene or constitute a default under any agreement binding upon SSGA FM; (e) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify SSGA FM from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (f) is duly organized and validly existing under the laws of the Commonwealth of Massachusetts with the power to own and possess its assets and carry on its business as it is now being conducted.

10.	Indemnification.

(a) The Company agrees to indemnify and hold the Sub-Adviser, its officers and directors, and any person who controls the Sub-Adviser within the meaning of Section 15 of the Securities Act of 1933, as amended (“1933 Act”), harmless from any and all direct and indirect liabilities, losses or damages (including reasonable attorneys’ fees) arising out of any claim, demand, action, suit or proceeding arising out of any actual or alleged material misstatement or omission in the Company’s registration statement, any proxy statement, or any annual or semi-annual report to investors in the Fund (other than a misstatement or omission relating to disclosure about the Sub-Adviser approved by the Sub-Adviser or provided to SSGA FM or the Company by the Sub-Adviser or relating to an incorrect valuation of a Fund portfolio instrument that resulted from any breach by the Sub-Adviser of the second paragraph of Section 2(b) of this Agreement).

(b) The Sub-Adviser agrees to indemnify and hold the Company and SSGA FM, their respective officers and directors, and any person who controls them within the meaning of Section 15 of the 1933 Act harmless from any and all direct or indirect liabilities, losses or damages (including reasonable attorneys’ fees) arising out of any claim, demand, action, suit or proceeding:

(1)	arising out of any actual or alleged material misstatement or omission in the Company’s registration statement, any proxy statement, or any annual or semi-annual report to investors in the Fund relating to disclosure about the Sub-Adviser provided to SSGA FM by the Sub-Adviser or relating to an incorrect valuation of a Fund portfolio instrument that resulted from any breach by the Sub-Adviser of the second paragraph of Section 2(b) of this Agreement; and

(2)	arising out of the Sub-Adviser’s failure to ensure that the Fund (A) complies with the diversification requirements of Section 817(h) of the Code and the regulations issued thereunder as these apply to separate accounts through which variable life insurance contracts and variable annuity contracts are issued, and (B) continuously qualifies as a regulated investment company under Sub-Chapter M of the Code.

11.   Duty to Update Information.    The parties hereto shall promptly notify each other in writing regarding any change to the foregoing representations and warranties. Likewise, the Sub-Adviser agrees to notify SSGA FM of any change of control of the Sub-Adviser, including any change of its general partner or 25% shareholders, as applicable, and any changes in the key personnel of the Sub-Adviser, including in particular portfolio management personnel responsible for the Fund’s assets in each case prior to or promptly after notice of such change.

12.	[RESERVED]

13.	Duration and Termination.

(a) This Agreement shall become effective upon the date of its execution. This Agreement will continue for an initial two-year term and will continue thereafter so long as the continuance is specifically approved at least annually (1) by the Board or (2) by a vote of a majority of the Fund’s outstanding voting securities, as defined in the 1940 Act, provided that in either event the continuance is also approved by a majority of the Board who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any party to this

Agreement, by vote cast in person at a meeting called for the purpose of voting on the approval.

(b) This Agreement may be terminated at any time without the payment of any penalty, by the Board, or by vote of a majority of the Fund’s outstanding voting securities, on 60 days’ written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by SSGA FM: (1) upon 60 days’ written notice to the Sub-Adviser, (2) upon material breach by the Sub-Adviser of any of the representations and warranties set forth in Paragraph 8 of this Agreement, or (3) if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Fund. The Sub-Adviser may terminate this Agreement at any time, without the payment of a penalty, on 60 days’ written notice to SSGA FM. This Agreement will terminate automatically in the event of its assignment (as defined under the 1940 Act, the rules thereunder or SEC staff interpretations thereof) or upon termination of the Advisory Agreement.

14.     Amendment of this Agreement.    No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment to the terms of this Agreement shall be effective until approved by a vote of a majority of the Fund’s outstanding voting securities (unless the Company receives an order from the SEC or opinion of counsel permitting it to modify the Agreement without such vote).

15.     Governing Law.    This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and applicable provisions of the 1940 Act and the Advisers Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act and the Advisers Act, the latter shall control.

16.     Miscellaneous.    The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “control,” “investment adviser,” “net assets,” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, but both of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

SSGA FUNDS MANAGEMENT, INC.

BY:
Name: Title:

STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC., ON BEHALF OF THE STATE STREET REAL ESTATE SECURITIES V.I.S.FUND, SOLELY WITH RESPECT TO SECTION 10 OF THIS AGREEMENT

BY:
Name:
Title:

CSIM INVESTMENT MANAGEMENT, LLC

BY:
Name:
Title:

D-10